EXHIBIT 21

                                 SUBSIDIARIES OF
                            NEW CENTURY ENERGIES, INC
                             As of December 31, 1998

      Subsidiary                                      State of Incorporation

1.    Public Service Company of Colorado                      Colorado
2.    Southwestern Public Service Company                    New Mexico
3.    Cheyenne Light, Fuel and Power Company                   Wyoming
4.    WestGas InterState, Inc.                                Colorado
5.    New Century Services, Inc.                              Delaware
6.    NC Enterprises, Inc.                                    Delaware


                                 SUBSIDIARIES OF
                       PUBLIC SERVICE COMPANY OF COLORADO
                             As of December 31, 1998

      Subsidiary                                      State of Incorporation

1.    1480 Welton, Inc.                                       Colorado
2.    PSR Investments, Inc.                                   Colorado
3.    PS Colorado Credit Corporation                          Colorado
4.    Green and Clear Lakes Company                           New York
5.    Fuel Resources Development Co.
      (a dissolved Colorado corporation)                      Colorado